                                                                  Exhibit 21.1

                                                 State or Other Jurisdiction of
Subsidiaries                                     Incorporation or Organization
------------                                     -----------------------------

Oro Spanish Broadcasting, Inc.                             California

Radio Unica of San Francisco, Inc.                         Delaware

Radio Unica of San Francisco License Corp.                 Delaware

Radio Unica of Miami, Inc.                                 Delaware

Radio Unica of Miami License Corp.                         Delaware

Radio Unica of Los Angeles, Inc.                           Delaware

Radio Unica of Los Angeles License Corp.                   Delaware

Radio Unica of San Antonio, Inc.                           Delaware

Radio Unica Network, Inc.                                  Delaware

Radio Unica Sales Corp.                                    Florida

Blaya, Inc.                                                Delaware

Radio Unica of Houston License Corp.                       Delaware

Radio Unica Corp.                                          Delaware

Radio Unica of Denver, Inc.                                Delaware

Radio Unica of Chicago, Inc.                               Delaware

Radio Unica of Chicago License Corp.                       Delaware

Radio Unica of New York, Inc.                              Delaware

Radio Unica of New York License Corp.                      Delaware

Radio Unica of Dallas, Inc.                                Delaware

Radio Unica of Dallas License Corp.                        Delaware




Radio Unica of Phoenix, Inc.                               Delaware

Radio Unica of Phoenix License Corp.                       Delaware












                                       2